                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                    United Companies Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                     'LOGO'

                     UNITED COMPANIES FINANCIAL CORPORATION
                        P.O. BOX 1591 -- 4041 ESSEN LANE
                          BATON ROUGE, LOUISIANA 70821

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

     PLEASE TAKE NOTICE that the 1998 Annual Meeting of Shareholders of United Companies Financial Corporation, a Louisiana corporation (the "Company"), will be held at Twelve United Plaza, Auditorium, First Floor, 8549 United Plaza Boulevard, Baton Rouge, Louisiana, on Tuesday, May 12, 1998, at 9:00 a.m. The Annual Meeting is being held to consider and act upon:

          (1) the election of three persons to the Board of Directors to serve until the 2001 Annual Meeting of Shareholders or until each of their successors is duly elected and qualified; and

          (2) such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 6, 1998, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

     Your proxy card is enclosed. You are cordially invited to attend the Annual Meeting, but if you do not expect to attend or if you plan to attend but it is more convenient for the designated proxies to vote your shares, please execute, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible to ensure that your shares will be voted at the Annual Meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       J. TERRELL BROWN
                                       Chairman and Chief Executive Officer

Baton Rouge, Louisiana
April 10, 1998

                                   IMPORTANT

     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY FOR WHICH A RETURN ENVELOPE IS PROVIDED.

                     UNITED COMPANIES FINANCIAL CORPORATION
                        P.O. BOX 1591 -- 4041 ESSEN LANE
                          BATON ROUGE, LOUISIANA 70821

                                PROXY STATEMENT

                                  INTRODUCTION

     The accompanying Proxy is solicited on behalf of the Board of Directors of United Companies Financial Corporation, a Louisiana corporation (the "Company"), for use at the 1998 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 9:00 a.m. on Tuesday, May 12, 1998, at Twelve United Plaza, Auditorium, First Floor, 8549 United Plaza Boulevard, Baton Rouge, Louisiana, and any postponements or adjournments thereof. This Proxy Statement is being furnished in connection with the Annual Meeting. The Company anticipates that this Proxy Statement and the accompanying Proxy will be first sent or given to shareholders of the Company on approximately April 10, 1998.

     Shareholders are being asked at the Annual Meeting to elect three persons to the Company's Board of Directors to serve until the 2001 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

     The Board of Directors has fixed the close of business on April 6, 1998, as the record date (the "Record Date") for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had issued and outstanding and entitled to vote 28,802,771 shares of its common stock, $2.00 par value (the "Common Stock") and 1,898,070 shares of its 6 3/4% PRIDES(SM), Convertible Preferred Stock, $2.00 par value (the "PRIDES"). The Common Stock and the PRIDES are the only outstanding classes of voting securities of the Company. Each outstanding share of Common Stock will be entitled to one vote, and each outstanding share of PRIDES will be entitled to 4/5 of a vote, on each matter considered at the Annual Meeting. There is no cumulative voting. Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing a Proxy of a later date with the Secretary of the Company. The holders of a majority of the total voting power of the outstanding shares of Common Stock and PRIDES as of the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of Proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting, whether or not the shareholder abstains on all or any matter to be acted on at the Annual Meeting. Abstentions are counted toward the calculation of a quorum. Broker non-votes (which result when a broker holding shares for a beneficial owner has not yet received voting instructions on certain matters from such beneficial owner) will also be counted toward fulfillment of quorum requirements.

     The enclosed form of Proxy provides a means for a shareholder to vote for all the nominees for director listed thereon or to withhold authority to vote for one or more of such nominees. The form of Proxy also provides a means for a shareholder to vote for, against or abstain from voting on each of the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the shareholder's directions.

     The Company's by-laws, as amended, provide that directors are elected by a plurality of the votes cast. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees. Approval of any other matters as may properly come before the meeting will require the affirmative vote of a majority of the total voting power of the Common Stock and the PRIDES (voting together as a single class) present in person or represented by proxy and entitled to vote at the Annual Meeting unless otherwise provided by law or the Company's restated articles of incorporation or by-laws, as amended.

---------------

(SM) Servicemark of Merrill Lynch & Co., Inc.

     The cost of preparing, assembling, printing and mailing this Proxy Statement, the form of Proxy, and the Notice of 1998 Annual Meeting of Shareholders will be paid by the Company. In addition to solicitation by use of the mails, solicitation of Proxies may also be made personally by certain directors, officers and employees of the Company, and no additional compensation will be paid to such individuals. In addition, the Company has retained Morrow & Co., New York, N.Y., to aid in the solicitation of Proxies for a fee of $7,500 plus disbursements and incremental charges. The Company will also supply brokers or persons holding stock in their names or in the names of their nominees with such number of Proxies, proxy material and annual reports as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses incurred in connection therewith.

     The Company's principal executive offices are located at 4041 Essen Lane, Baton Rouge, Louisiana, 70809, telephone: (504) 987-0000.

                   SECURITY HOLDINGS OF MANAGEMENT AND OTHERS

     The following table sets forth the amount and percent of shares of Common Stock and the amount and percent of shares of PRIDES which, as of March 2, 1998, are deemed under the rules of the Securities and Exchange Commission (the "SEC") to be "beneficially owned" by each director and nominee for director of the Company, by each executive officer of the Company, by all directors, nominees and executive officers of the Company as a group, and by any person or "group" (as that term is used in the Securities Exchange Act of 1934, as amended, the "Exchange Act") known to the Company as of that date to be a "beneficial owner" of more than 5% of the outstanding shares of Common Stock or PRIDES:

                                                                      AMOUNT AND
                                                                       NATURE OF
                                                                      BENEFICIAL       PERCENTAGE
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS        TITLE OF CLASS    OWNERSHIP(1)(2)    OF CLASS(3)
------------------------------------------        --------------    ---------------    -----------
James J. Bailey, III(4)........................   Common Stock           176,360             --
                                                  PRIDES                   3,000             --
General Robert H. Barrow (retired)(5)..........   Common Stock            58,274             --
John W. Barton, Sr.(6).........................   Common Stock            13,900             --
J. Terrell Brown(7)............................   Common Stock           913,475           3.13%
Jon R. Burke(8)................................   Common Stock            79,000             --
                                                  PRIDES                   2,000             --
Richard A. Campbell(9).........................   Common Stock           159,023             --
                                                  PRIDES                   9,000             --
Harris J. Chustz, Jr.(10)......................   Common Stock           129,606             --
John D. Dienes(11).............................   Common Stock           110,728             --
C. Geron Hargon................................   Common Stock            37,712             --
Roy G. Kadair, M.D.(12)........................   Common Stock            24,300             --
O. Miles Pollard, Jr.(13)......................   Common Stock            69,900             --
Dale E. Redman(14).............................   Common Stock           222,589             --
William H. Wright, Jr. (15)....................   Common Stock           328,262           1.14%
All directors, nominees and executive officers    Common Stock         2,323,129           7.88%
  as a group (13 persons)......................   PRIDES                  14,000             --
OTHER PERSONS
-----------------------------------------------

United Companies Financial Corporation
  Employee Stock Ownership Plan and Trust
  515 South Flower Street, Suite 2700
  Los Angeles, CA 90071-2291 (16)..............   Common Stock         3,686,397          12.80%
NewSouth Capital Management, Inc.
  1000 Ridgeway Loop Rd. -- Suite 233
  Memphis, TN 38120 (17).......................   Common Stock         1,884,685           6.54%
Highbridge Capital Corporation
  Highbridge Capital Management, Inc.
  Dubin & Swieca Capital Management, Inc.
  c/o Highbridge Capital Corporation
  The Residence, Unit #2, South Church Street
  Grand Cayman, Cayman Islands
  British West Indies (18).....................   PRIDES                 306,550          16.15%
The Capital Group Companies, Inc.
  Capital Research and Management Company
  The Income Fund of America, Inc.
  c/o The Capital Group Companies, Inc.
  833 South Hope Street
  Los Angeles, CA 90071 (19)...................   PRIDES                 393,000          20.71%

---------------

 (1) Under rules promulgated by the SEC, "beneficial ownership" includes having or sharing with others the power to vote or direct the investment of securities. Accordingly, a person having or sharing the power to vote or direct the investment of securities is deemed to "beneficially own" the securities even if such person has no right to receive any part of the dividends on or the proceeds from the sale of these securities. Also, because "beneficial ownership" extends to persons, such as co-trustees under a trust, who share power to vote or control the disposition of the securities, the very same securities may be deemed "beneficially owned" by two or more persons shown in the table. Information with respect to "beneficial ownership" shown in the table above is based upon information supplied by the directors and executive officers of the Company and filings made with the SEC or furnished to the Company by any shareholder.

 (2) Includes pro rata shares, where applicable, that have been allocated to an individual's account in the Company's Employee Stock Ownership Plan and Trust (the "ESOP") and in the Company's Employees' Savings Plan (the "401(k) Plan").

 (3) Less than 1%, except as otherwise indicated.

 (4) Includes 56,712 shares of which Mr. Bailey, as of March 2, 1998, may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days. Also includes shares held by family members and/or controlled affiliates.

 (5) Includes 56,712 shares of which General Barrow, as of March 2, 1998, may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days.

 (6) Includes 8,000 shares of which Mr. Barton, as of March 2, 1998, may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days.

 (7) Includes 263,824 shares of which Mr. Brown, as of March 2, 1998, may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days. Also includes shares held by family members and/or controlled affiliates.

 (8) Includes 8,000 shares of which Mr. Burke, as of March 2, 1998, may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days.

 (9) For the holdings of Common Stock, includes 56,712 shares of which Mr. Campbell, as of March 2, 1998, may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days.

(10) Includes 4,000 shares of which Mr. Chustz, as of March 2, 1998, may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days. Also includes shares held by family members and/or controlled affiliates.

(11) Includes 54,998 shares of which Mr. Dienes, as of March 2, 1998, may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days.

(12) Includes 4,000 shares of which Dr. Kadair, as of March 2, 1998, may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days. Also includes shares held by family members and/or controlled affiliates.

(13) Includes 30,400 shares of which Mr. Pollard, as of March 2, 1998, may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days.

(14) Includes 127,488 shares of which Mr. Redman, as of March 2, 1998, may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days.

(15) Includes 12,800 shares of which Mr. Wright, as of March 2, 1998, may be deemed to be beneficial owner as a result of rights that he may exercise to acquire beneficial ownership within 60 days. Also includes shares held by family members and/or controlled affiliates.

(16) Held by U.S. Trust Company of California as trustee. An ESOP participant exercises voting rights over shares of Common Stock allocated to the participant's account, whether or not vested. Voting rights for any unallocated shares of Common Stock held by the ESOP are voted by the trustee in proportion to the voting of allocated shares by the ESOP participants. At March 2, 1998, there were approximately 813,000 unallocated shares held by the ESOP. The Plan Administrator, a committee composed of four officers and directors of the Company, may, in certain circumstances, direct the trustee to purchase, sell, resell or otherwise dispose of shares of Common Stock.

(17) This information is based solely upon a photocopy of a Schedule 13G (Amendment No. 1) for the year ended December 31, 1997, provided to the Company by such beneficial owner.

(18) This information is based solely upon a photocopy of a Schedule 13G for the year ended December 31, 1995, provided to the Company by such beneficial owner.

(19) This information is based solely upon a photocopy of Schedule 13G for the year ended December 31, 1997, provided to the Company by such beneficial owner.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, currently consisting of four directors each, whose terms expire in successive years. The Board of Directors has nominated James J. Bailey, III, J. Terrell Brown and Richard A. Campbell to the class of directors to hold office for a term of three years expiring with the 2001 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified. Messrs. Bailey, Brown and Campbell are presently serving as directors in the class whose terms expire at the 1998 Annual Meeting of Shareholders. John W. Barton, Sr. is also presently serving as a director in such class having been elected to fill the unexpired term of Robert D. Kilpatrick, whose untimely death in January 1997, created a vacancy in the Board. Mr. Barton's term of office will therefore expire concurrently with the 1998 Annual Meeting. The Board of Directors decided not to nominate someone for the fourth seat in such class, and in accordance with
Section 4.1 of the Company's by-laws, as amended, has reduced the class from four members to three and concomitantly reduced the total number of directors from twelve to eleven. The terms of office of the other eight directors of the Company continue after the Annual Meeting as set forth below. The enclosed form of Proxy confers discretionary authority with respect to the election of directors, but no authority under the Proxy will be exercised to vote for the election of any person as a director, other than the persons named in this Proxy Statement who have been nominated by the present Board of Directors, unless, for some reason not presently known, one or more of such nominees should become unavailable. In such event, it is intended that the Proxy would be voted for a substitute nominee or nominees who would be designated by the Board of Directors prior to the 1998 Annual Meeting. In order to be elected a director, a nominee must receive a plurality of the votes cast by the holders of the Common Stock and the PRIDES. The name and age, principal occupation or employment, and other data regarding each nominee and those directors whose terms continue after the 1998 Annual Meeting, based on information received from the respective nominees and directors are set forth below:

NOMINEES TO SERVE UNTIL THE 2001 ANNUAL MEETING

JAMES J. BAILEY, III

     Mr. Bailey, age 56, has served as a director of the Company since 1987. Mr. Bailey is managing partner of Bailey Family Investments and Chairman of St. Mary Bank and Trust, Franklin, Louisiana and he is a member of the board of directors of First Commerce Corporation and City National Bank of Baton Rouge.

J. TERRELL BROWN

     Mr. Brown, age 58, is Chairman of the Board of Directors and Chief Executive Officer of the Company and Chief Executive Officer of each of the subsidiaries of the Company. He has served as a director and executive officer since 1972 and was named Chief Executive Officer in 1985. Mr. Brown is also a director of Hibernia Corporation and Sizeler Property Investors, Inc.

RICHARD A. CAMPBELL

     Mr. Campbell, age 66, has served as a director of the Company since 1987. For the past five years, Mr. Campbell has been an independent oil and gas exploration geologist in Lafayette, Louisiana, and has co-invested with Camex Operating Company and/or Camex, Inc. in oil and gas exploration activities.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

DIRECTORS WHOSE TERMS CONTINUE AFTER THE ANNUAL MEETING

  Directors whose terms continue until the 2000 Annual Meeting

HARRIS J. CHUSTZ, JR.

     Mr. Chustz, age 47, has served as a director of the Company since 1995. Prior to his retirement in 1996, he served as the Manager of Finance and Accounting with Florida Keys Electric Cooperative since 1976. Mr. Chustz now engages in private investments. He is the son of the Company's former Chairman of the Board, Harris J. Chustz.

ROY G. KADAIR, M.D.

     Dr. Kadair, age 52, is a practicing physician (Internal Medicine) and has been associated with the Baton Rouge Clinic for over 20 years. He was elected as a director of the Company in 1995. He is a director and member of the executive committee of General Health System and serves on the board of directors of Baton Rouge General Hospital and Gulf South Health Plans.

DALE E. REDMAN

     Mr. Redman, age 50, is Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company and Vice Chairman of each of the subsidiaries of the Company. Prior to his appointment as Chief Financial Officer and Executive Vice President in 1988, Mr. Redman served as Secretary and Treasurer of the Company. He has served as a director since 1983. Mr. Redman is also a director of Picadilly Cafeterias, Inc.

WILLIAM H. WRIGHT, JR.

     Mr. Wright, age 71, has served as a director of the Company since 1972. He serves as Chairman of the Board of Wright Insurance Agency, Inc. and is a director of City National Bank of Baton Rouge.

  Directors whose terms continue until the 1999 Annual Meeting

ROBERT H. BARROW, GENERAL (RETIRED)

     General Barrow, age 76, has served as a director of the Company since 1983. He retired as Commandant of the United States Marine Corps in July 1983.

JON R. BURKE

     Mr. Burke, age 50, has served as a director of the Company since April, 1997, when he was elected by the Board of Directors to fill a directorship created by an increase in the authorized number of directors. He is presently the managing member of Capital Appreciation Management Company, L.L.C., which is the managing general partner of an Atlanta-based merchant banking fund specializing in acquiring controlling interests in companies located in the Southeastern United States. Mr. Burke is also a principal with Brown, Burke Capital Partners, Inc., which provides financial advisory services to middle market corporations in connection with mergers and acquisitions as well as financings. From 1973-1996, Mr. Burke was employed by The Robinson-Humphrey Company, Inc. ("R-H") and most recently served as a Senior Vice President. Beginning in 1993, R-H provided certain investment banking services to the Company, including acting, in June 1993, as placement agent for an offering by the Company of 800,000 shares of convertible preferred stock under Regulation S promulgated by the SEC under the Exchange Act. Mr. Burke is also a member of the board of directors of The Intercept Group, Inc.

JOHN D. DIENES

     Mr. Dienes, age 56, serves as President and Chief Operating Officer of the Company and is an executive officer of each subsidiary of the Company. He was first elected as a member of the Company's Board of Directors in 1995. Mr. Dienes joined the Company in February 1994. He has over 30 years of experience in the financial services industry, and prior to his employment with the Company, he served as Executive Vice President of NationsBank Corporation, Dallas, Texas ("NationsBank"). Mr. Dienes began his career in 1964 with Republic National Bank of Dallas. He participated in the 1988 merger of Republic and InterFirst National Bank and became a Managing Director of the successor corporation, FirstRepublic Bank. In 1989, FirstRepublic was acquired by NCNB Corp., which became NationsBank.

O. MILES POLLARD, JR.

     Mr. Pollard, age 60, has served as a director of the Company since 1990. He is engaged in private investments and serves as President of Cadogan Properties, Inc. and Secretary of Randall Management Services, Inc. He is a director of First Commerce Corporation and City National Bank of Baton Rouge.

                  BOARD MEETINGS, COMMITTEES AND COMPENSATION

     During the year ended December 31, 1997, six meetings of the Board of Directors were held. Each incumbent director who is either a nominee for reelection or whose term continues through the 1998 Annual Meeting attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of the Board held during the period for which he was a director or a member of a particular committee. The following directors presently serve on the Audit Committee: James J. Bailey, III, General Robert H. Barrow, Jon R. Burke, Roy G. Kadair, M.D., and William H. Wright, Jr. The Audit Committee met six times in 1997. The primary functions of the Audit Committee are as follows: to review the scope and timing of the audit and non-audit services to be rendered by the Company's independent accountants; to approve the audit plans of the independent accountants and internal auditors and to review their reports upon completion of their audits; to review the appropriateness of the Company's accounting policies, the adequacy of its financial controls and the reliability of the financial information reported to the public; and to report to the Board of Directors on its activities. The following directors presently serve on the Compensation Committee: John W. Barton, Sr., Richard A. Campbell, Harris J. Chustz, Jr. and O. Miles Pollard, Jr. The Compensation Committee met three times in 1997. The primary functions of the Compensation Committee are as follows: to review and approve, subject to ratification by the Board of Directors, the Chief Executive Officer's compensation; to consult with the Chief Executive Officer and approve compensation for members of senior management; to administer the Company's stock incentive plans for employees, including approval of all awards thereunder; to approve an annual aggregate amount that may be used for the Company's Management Incentive Plan and to administer such plan; and to report to the Board of Directors on its activities. The following directors presently serve on the Nominating Committee: James J. Bailey, III, Jon R. Burke, Harris J. Chustz, Jr. and William H. Wright, Jr. The primary functions of the Nominating Committee are to review the qualifications of candidates for the Company's Board of Directors suggested by Board members, management, shareholders and others, to consider the performance of incumbent directors in determining whether to nominate them for reelection and to recommend to the Board a slate of nominees for election as directors. A shareholder who wishes to recommend an individual for board membership may do so by writing to: Secretary, United Companies Financial Corporation, 4041 Essen Lane, Baton Rouge, Louisiana 70809. In order for a shareholder to bring any director nominations before the 1998 Annual Meeting, certain conditions (including timely notice to the Company) set forth in the Company's by-laws, as amended, must be complied with. See "Shareholder Proposals" below.

     Directors who are full-time employees of the Company receive no additional compensation for services as a director. Each non-employee director received $1,000 per Board meeting and $500 per Committee meeting attended during 1997. Each Committee Chairman received an annual retainer of $1,000. Each director who is not an employee of the Company also received during 1997 an annual retainer of $4,800, paid in quarterly increments.

     Each member of the Board of Directors who is not an employee of the Company is entitled to participate in the Company's 1996 Non-Employee Director Stock Plan (the "1996 Director Plan"). The 1996 Director Plan provides for the automatic grant of stock options to purchase 4,000 shares of the Company's Common Stock and the award of 1,000 shares of restricted stock to each non-employee director each year at the annual meeting of shareholders. The options and restricted stock awarded under the 1996 Director Plan vest six months following the date of award. The Company also has two other option plans for non-employee directors, the 1993 Non-Employee Director Stock Option Plan (the "1993 Director Plan") and the 1989 Non-Employee Director Stock Option Plan (the "1989 Director Plan"). Awards under the 1993 and 1989 Director Plans are no longer being made. The exercise prices of options awarded under the 1996, 1993 and 1989 Director Plans are based upon 100% of the fair market value of the Common Stock on the date of the grants. As of March 2, 1998 options to purchase 394,848 shares of Common Stock at an average exercise price of $13.82 per share were outstanding under the Company's 1996, 1993 and 1989 Director Plans.

     The Company has executed change of control contracts with certain of its officer-directors as described below under "Employment Agreements and Change of Control Arrangements".

                               EXECUTIVE OFFICERS

     In addition to the individuals nominated for director above who are also executive officers of the Company, the following individual presently serves as an executive officer of the Company:

C. GERON HARGON

     Mr. Hargon, age 52, serves as Executive Vice President of the Company and President of United Companies Lending Group, Inc., United Companies Lending Corporation ("UC Lending"), and several other wholly-owned subsidiaries of the Company. Mr. Hargon joined the Company on September 1, 1995. Mr. Hargon has over 25 years experience in the financial services industry, and prior to joining the Company, served as Chairman of Hibernia National Bank's South Central Region.

     During his 19 years with Hibernia, Mr. Hargon served as Chief Operating Officer and also managed its Baton Rouge and Texas commercial banking operations. Mr. Hargon is a director of General Health System.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table sets forth certain information on the annual and long-term compensation for the Chief Executive Officer and each of the three most highly compensated executive officers of the Company (collectively, the Chief Executive Officer and such other executive officers shall be referred to herein as the "Named Executive Officers") for the years ended December 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                               COMPENSATION
                                                                          -----------------------
                                                                                  AWARDS
                                            ANNUAL COMPENSATION           -----------------------
                                    -----------------------------------   RESTRICTED   SECURITIES
                                                           OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
                                                 BONUS     COMPENSATION     AWARDS      OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)    ($)(1)       ($)(2)        ($)(3)      (4)/(#)        ($)(5)
---------------------------  ----   ---------   --------   ------------   ----------   ----------   ------------
J. Terrell Brown..........   1997   $434,109    $885,198        --         $690,000      70,000       $38,296
  Chairman and Chief         1996    413,438     489,966        --          489,953          --        36,471
  Executive Officer          1995    393,750     833,616        --          304,000      50,000        39,308
John D. Dienes............   1997   $296,180    $509,013        --         $345,000      35,000       $21,757
  President and Chief        1996    280,792     364,538        --          196,280          --        17,535
  Operating Officer          1995    266,250     475,699        --          208,000      24,000        20,505
C. Geron Hargon...........   1997   $218,548    $385,403        --         $345,000      30,000       $21,147
  Executive Vice President   1996    203,838     210,314        --          210,311          --         2,625
  and President, UC          1995     66,668     359,025        --          437,500      30,000            --
  Lending
Dale E. Redman............   1997   $277,144    $483,666        --         $345,000      32,500       $20,857
  Executive Vice             1996    265,013     266,457        --          266,436          --        18,848
  President and Chief        1995    246,095     445,298        --          208,800      24,000        19,592
  Financial Officer

---------------

(1) Amounts awarded under the Company's Management Incentive Plan, even if deferred. Included in the amounts awarded to J. Terrell Brown in 1997, 1996 and 1995 were $16,050, $16,379 and $16,562, respectively, which were deferred pursuant to an unfunded salary deferral agreement entered into between the Company and Mr. Brown in 1989. The aggregate deferred amount payable by the Company to Mr. Brown at March 2, 1998 was $168,452.

(2) No personal benefits, which are non-cash compensation, are disclosed in the "Other Annual Compensation" column since they did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus for any of the Named Executive Officers.

(3) Reflects the value of the shares of restricted stock based upon the closing price of the Company's Common Stock on the date of award. The awards of shares of restricted stock that are reflected in the table for 1997 will vest immediately if, during the three-year period following award, the closing price for the Company's Common Stock reaches $60.00 per share. The closing price of a share of Common Stock reported on March 2, 1998, was $16.00. The awards in 1997 were for the following number of shares of Common
    Stock: Mr. Brown, 20,000 shares; Mr. Dienes, 10,000 shares; Mr. Hargon, 10,000 shares and Mr. Redman, 10,000 shares. The shares of the restricted stock awarded in 1996 and 1995 have fully vested, except the award to Mr. Hargon in 1995, which, as of December 31, 1997, was 50% vested, and with the remaining two 25% increments to vest in 1998 and 1999, respectively. The number of unvested shares of restricted stock and the fair market value of such shares as of December 31, 1997 held by Messrs. Brown, Dienes, Hargon, and Redman at December 31, 1997, were as follows: Mr. Brown, 20,000 shares ($310,000); Mr. Dienes, 10,000 shares ($155,000); Mr. Hargon, 17,000 shares

    ($263,500); and Mr. Redman, 10,000 shares ($155,000). Dividends have been and will continue to be paid on unvested shares of restricted stock.

(4) Represents options granted under the Company's stock option plans for employees after giving effect to stock dividends. All options have been granted at an exercise price equal to 100% of the fair market value of the Common Stock on the date of the grant. For additional information regarding options granted during the last fiscal year, see "Option Grants in Last Year," and for information regarding current holdings of options, see "Options Exercised and Year-End Values of Unexercised Options." The non-qualified option to purchase shares of Common Stock awarded to Mr. Brown in 1995 was amended after award to allow Mr. Brown to transfer such option to his immediate family members, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. Mr. Brown transferred such option to a family limited partnership in 1996.

(5) Amounts reported include, among other things, amounts contributed or accrued for 1997, 1996 and 1995 for the named officers under the Company's Employee Stock Ownership Plan ("ESOP") and Employees' Savings Plan. Amounts for Mr. Brown for 1997, 1996 and 1995 also include $16,379, $16,562, and $16,729, respectively, in loans to Mr. Brown for payment of a portion of the premiums on a life insurance policy. The loans were made without interest and are secured by an assignment of the policy. See "Transactions with Management and Others."

OPTIONS GRANTED IN LAST YEAR

     The following table sets forth information regarding the options granted during the year ended December 31, 1997, to the Named Executive Officers.

                           OPTION GRANTS IN LAST YEAR
                               INDIVIDUAL GRANTS

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                               NUMBER OF     % OF TOTAL                                    ANNUAL RATES
                               SECURITIES     OPTIONS                                     OF STOCK PRICE
                               UNDERLYING    GRANTED TO                                  APPRECIATION FOR
                                OPTIONS      EMPLOYEES     EXERCISE                        OPTION TERM
                                GRANTED       IN LAST        PRICE      EXPIRATION    ----------------------
            NAME               (#)(1)(2)        YEAR       ($/SH)(1)       DATE        5% ($)      10% ($)
            ----               ----------    ----------    ---------    ----------    --------    ----------
J. Terrell Brown.............    50,000        5.72%        $27.38      02-04-2007    $860,800    $2,181,435
                                 20,000        2.29%         23.94      11-11-2007     301,083       763,004
John D. Dienes...............    25,000        2.86%         27.38      02-04-2007     430,400     1,090,718
                                 10,000        1.14%         23.94      11-11-2007     150,542       381,502
C. Geron Hargon..............    20,000        2.29%         27.38      02-04-2007     344,320       872,574
                                 10,000        1.14%         23.94      11-11-2007     150,542       381,502
Dale E. Redman...............    22,500        2.57%         27.38      02-04-2007     387,360       981,646
                                 10,000        1.14%         23.94      11-11-2007     150,542       381,502

---------------

(1) The options granted to the Named Executive Officers were awarded under the Company's 1996 Long-Term Incentive Compensation Plan (the "1996 Plan"). The options granted under the 1996 Plan are not exercisable, except in limited circumstances, until three years have elapsed from the date such options are granted. The exercise price of the options equals 100% of the fair market value of a share of Common Stock on the date of grant, and has been rounded to the nearest cent.

(2) The 1996 Plan allows the Compensation Committee to provide, originally or by way of later amendment, that an option awarded thereunder may be transferred by the participant to his or her immediate family members. None of the options reflected in the above table contained such transferability feature as originally awarded, and through the date hereof, none of such options have been amended to add the transferability provision.

OPTIONS EXERCISED AND YEAR-END VALUES OF UNEXERCISED OPTIONS

     The following table sets forth information, as of December 31, 1997, regarding the number of shares received and the value realized upon exercise of stock options, as well as the number and value of exercisable and unexercisable options to purchase Common Stock of the Company held by any of the Named Executive Officers.

    AGGREGATE OPTION EXERCISES IN LAST YEAR AND YEAR-END 1997 OPTION VALUES

                                                                                                VALUE OF UNEXERCISED
                                                                  NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                                       OPTIONS AT                     YEAR-END
                                     SHARES                         YEAR-END 1997(#)              1997($)(1)(2)(3)
                                   ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                               EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               -----------   -----------   -----------   -------------   -----------   -------------
J. Terrell Brown.................      --            --          263,824        120,000      $2,860,703         --
John D. Dienes...................      --            --           54,998         59,000              --         --
C. Geron Hargon..................      --            --               --         60,000              --         --
Dale E. Redman...................      --            --          127,488         56,500      $1,402,467         --

---------------

(1) All options were awarded at the fair market value of the shares of Common Stock on the date of the grant.

(2) Values in each column are based on the closing price, as reported on the New York Stock Exchange, of the Company's Common Stock on December 31, 1997 ($15.50).

(3) The exercise prices of the reported options range from $2.77 to $31.25 per share (as adjusted for stock dividends) with a weighted average exercise price of $13.96 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors during 1997 were John W. Barton, Sr., Richard A. Campbell, Harris J. Chustz, Jr. and O. Miles Pollard, Jr. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 1997. No executive officer of the Company served during 1997 as a director or as a member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

     The following Compensation Committee Report on Executive Compensation and Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and the following information shall not otherwise be deemed filed under either of such acts.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation programs for executives and key employees are administered by the Compensation Committee (the "Committee") of the Company's Board of Directors. The Committee, during 1997 and at present, is comprised of the following members, each of whom are outside, independent directors of the Company and each of whom qualify as "Non-Employee Directors" under Rule 16b-3(b)(3)(i) of the Exchange Act: Richard A. Campbell, Chairman, John W. Barton, Sr., Harris J. Chustz, Jr. and O. Miles Pollard, Jr. The Committee met three times during 1997. No Committee member is eligible to participate in any Company compensation program that it administers.

     In accordance with the rules and regulations of the Commission, the Committee offers the following report on the Company's compensation policies for its executive officers and key employees. The report made herein covers the following items:

     - Duties of the Committee and its compensation philosophy

     - Components of the Company's compensation programs

     - Compensation of the Chief Executive Officer

Each of the foregoing items will be discussed in order below.

COMMITTEE DUTIES AND PHILOSOPHY

     Duties of the Committee include establishing the compensation program for the Chief Executive Officer (the "CEO"), consulting with the CEO regarding and ultimately approving the compensation for other executive officers, administering the Company's Management Incentive Plan including the approval of annual amounts to be distributed as bonuses thereunder, and administering the Company's incentive stock plans for employees.

     While the Committee's general philosophy on executive compensation is one of attempting to link compensation to the value and level of performance of the executive, in implementing this philosophy, the Committee focuses on the following: (i) providing a competitive compensation program that enables the Company to attract, retain and motivate a high-quality executive management team focused on enhancing shareholder value; (ii) coordinating compensation programs with the Company's annual and long-term objectives and strategies; and (iii) providing compensation opportunities that are based on the performance of the Company.

     To the extent practicable and consistent with the foregoing compensation philosophy, the Committee intends to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deduction allowable to the Company for compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers to $1 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. The Company's policy is generally to preserve the federal income tax deductibility of compensation paid. Notwithstanding the Company's policy to preserve the federal income tax deductibility of compensation payments, to the extent that compliance with Section 162(m) conflicts with the Committee's compensation policy, the Committee may authorize payments that may cause an executive officer's income to exceed the deductible limits.

COMPONENTS OF THE COMPENSATION PROGRAM

     Base Salary. The salary levels of the Company's executive officers and key employees are reviewed by the Committee annually in consultation with the CEO. In determining appropriate base-salary levels, the Committee considers such factors as duties and responsibilities inherent in the position in question, initiative, performance, tenure and pay practices for executives of other companies in the financial services industry, geographic location of the executive as well as business conditions generally prevailing in the mortgage industry.

     Cash Bonuses. Annual awards of cash bonuses are made to executives and key employees pursuant to the Company's Management Incentive Plan (the "Bonus Plan"). The cash bonuses are based upon the attainment by the Company of financial objectives based on return on equity during the prior year. Bonuses are not paid unless a specified threshold level of financial performance is achieved by the Company, which is presently set at a minimum of a 10% return on equity. As evidenced by the bonus column in the Summary Compensation Table set forth elsewhere in this proxy statement, a significant portion of the executives' cash compensation was at risk depending upon Company performance for 1997. Total cash bonuses paid to 237 individuals participating in the Bonus Plan during 1997 was approximately $6.2 million, compared to cash bonuses of approximately $4.0 million paid to 159 individuals participating in such plan during 1996. The aggregate cash bonuses paid for 1997 increased significantly over the 1996 bonuses because only a portion of the bonus (50% for each of Messrs. Brown, Hargon and Redman and 65% for Mr. Dienes) otherwise payable to such persons for year end 1996 was paid in cash. Rather, the bonus not paid in cash was paid in shares of restricted stock under the 1996 Plan (as defined below).

     Equity-Based Incentives. The Company has a 1996 Long-Term Incentive Compensation Plan (the "1996 Plan"), the purpose of which is to provide the Company's key employees with long-term incentive to promote the financial success of the Company through the award of stock options and shares of restricted stock. The Company also has a 1993 Stock Incentive Plan (the "1993 Plan") which also provides for the award of stock options and shares of restricted stock. At December 31, 1997, however, only 169,722 shares were available for award under the 1993 Plan.

     The 1996 Plan provides broad discretion to the Committee with respect to the terms and conditions that may be included in awards of stock options or restricted stock made thereunder. The Committee believes that such discretion allows it to tailor awards under the 1996 Plan to the specific facts and circumstances of a particular award. Notwithstanding such broad discretion, the Committee has continued to award stock options with three year vesting periods (the 1993 Plan required a three year period) to induce continued service by the employee with the Company and to align the interests of the employee with the long-term interests of the Company's shareholders. Further, during 1997, the Committee recommended and the Board of Directors approved the award of an aggregate of 128,900 shares of restricted stock, the vesting of which is subject to the attainment during the three years following award of a market price of $60.00 per share for the Company's Common Stock. Of such shares, an aggregate of 50,000 were awarded to Messrs. Brown, Dienes, Hargon and Redman.

     During 1997, options to purchase an aggregate 167,500 shares of the Company's Common Stock were awarded to Messrs. Brown, Dienes, Hargon and Redman. The options have a three year vesting period and exercise prices equal to the fair market value of the Company's Common Stock on the date of award. As of December 31, 1997, options to purchase an aggregate of approximately 2.0 million shares of the Company's Common Stock were held by the Company's employees under its stock option plans. Included in this amount as of December 31, 1997, were options to purchase 741,810 shares of the Company's Common Stock at an average exercise price of $13.96 per share held by Messrs. Brown, Dienes, Hargon and Redman. Further, shares of restricted stock were also awarded to such persons in 1997, with an effective date of December 31, 1996, in lieu of a portion of the cash bonus not paid under the Bonus Plan for year end 1996. Such awards of restricted stock are equal in value, as of December 31, 1996, to the bonus portion not paid. Such shares of restricted stock vested on September 16, 1997, when the market price of the Company's Common Stock reached $32.00 per share.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In establishing the compensation for Mr. Brown, the Committee observes the same guidelines as set forth for executive officers generally. No specific weighting is assigned to these guidelines, or factors, in determining the CEO's compensation. For 1997, the base salary of Mr. Brown was increased by the guaranteed increase in base salary under his employment contract with the Company, the term of which expired in 1997.

                                            Richard A. Campbell, Chairman
                                            John W. Barton, Sr.
                                            Harris J. Chustz, Jr.
                                            O. Miles Pollard, Jr.

                            STOCK PERFORMANCE GRAPH

     For the period commencing January 1, 1993 and ending December 31, 1997, the following line graph provides a comparison of the total shareholder return on the Company's Common Stock with the return of (i) the Standard & Poor's 500 Index and (ii) a Company-selected peer group of thirteen (13) other companies engaged primarily in consumer lending, namely: Aames Financial Corporation, Cityscape Financial Corporation, ContiFinancial Corporation, Delta Financial Corporation, First Alliance Corporation, Green Tree Financial Corporation, IMC Mortgage Company, Imperial Credit Industries, Inc., Litchfield Financial Corporation, Mego Financial Corporation, The Money Store, Inc., North American Mortgage Company and Southern Pacific Funding Corporation. All amounts have been calculated as if all dividends were reinvested.

                       COMPARISON OF FIVE YEAR CUMULATIVE
                   TOTAL RETURN OF THE COMPANY, S&P 500 INDEX
                        AND COMPANY-SELECTED PEER GROUP

                                                       UNITED
                                                     COMPANIES
               MEASUREMENT PERIOD                    FINANCIAL          S&P 500
             (FISCAL YEAR COVERED)                  CORPORATION          INDEX           PEER GROUP
1992                                                         100.0             100.0             100.0
1993                                                         449.1             109.8             172.9
1994                                                         342.9             111.3             193.1
1995                                                         672.4             153.1             377.7
1996                                                         685.1             188.8             611.7
1997                                                         404.5             252.0             417.1

            EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has historically had employment contracts with key management employees, including Messrs. Brown and Redman. The terms of the contracts with Messrs. Brown and Redman expired in 1997, however, and the contracts were not renewed.

     The Company has in effect supplemental retirement agreements (entitled "deferred compensation agreements" for Messrs. Brown and Redman) with Messrs. Brown, Dienes, Hargon and Redman pursuant to which, upon retirement at or after age 55, (age 56 for Mr. Dienes) the employee will receive monthly payments for 10 years. The compensation amount increases based on the number of years of service after age 55, with a cap at age 70. For Messrs. Brown and Redman, should they elect to exercise their rights under such agreements at age 55, they will receive $35,000 per annum for the 10-year period, and for Mr. Dienes at age 56 and Mr. Hargon at age 55, they will receive $10,700 and $22,500 per annum, respectively, for the 10-year period. Should Messrs. Brown, Dienes, Hargon or Redman wait until age 65 to exercise their rights under the agreements, they will receive $200,000, $150,000, $120,000 and $135,000 per annum, respectively, for the 10-year period. The Company has purchased life insurance on the lives of Messrs. Brown, Dienes, Hargon and Redman to fund its obligations under these supplemental retirement agreements. Under separate split dollar agreements, the beneficiaries of Messrs. Brown, Dienes, Hargon and Redman will receive a death benefit equal to the policy value, $1,365,000, $1,198,000, $1,103,000 and
$1,190,000, respectively, minus the lesser of the cash value of the policy or premiums paid and any policy indebtedness to the insurer.

     Under an additional unfunded salary deferral agreement entered into in 1989, a specified amount of compensation otherwise payable to Mr. Brown is credited to an account to be paid to Mr. Brown or beneficiaries designated by him on the earlier of Mr. Brown's death or termination of employment. During 1997 Mr. Brown's compensation, as reflected in the Bonus section of the Summary Compensation Table, includes $16,050 which was deferred pursuant to this agreement.

     Although not the purpose of these employment, deferred compensation and supplemental retirement agreements, a possible effect of such contracts may be to discourage or deter a potential tender offer for the Company.

     The Company has entered into change of control contracts with Messrs. Brown, Dienes and Redman. The contracts provide, in general, that each executive will be entitled to a lump sum payment of three years salary and bonus (Mr. Dienes will also receive cash payments in the amount of $8,333.00 per month until he reaches age 65) plus the continuation of certain benefits if the executive is terminated without cause or his duties or responsibilities are diminished within 24 months after a change of control of the Company. The Company believes that these contracts are important in retaining qualified management through a transition in ownership, if a change were to occur, by providing such executives with a certain comfort level during such transition so that they can focus on what is in the best interests of the shareholders rather than on their position with the Company.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company and its subsidiaries have, from time to time, made loans to certain of its executive officers and directors and/or to entities in which such persons have a material interest. Each of these loans were secured by a first mortgage on the residence, and/or commercial or other real estate. There were no such loans outstanding during 1997 or through March 31, 1998.

     Since 1989, the Company has made loans to Mr. Brown without interest, secured by an assignment of a life insurance policy owned by Mr. Brown. The loans were incurred to pay a portion of the premium on the assigned life insurance policy. The Company has agreed to make annual loans of comparable amounts for payment of a portion of these insurance premiums through the earlier of the date of termination of Mr. Brown's employment or 2004. As of March 2, 1998, the aggregate principal owed by Mr. Brown on such loans was $168,452.

     In the ordinary course of business, the Company and its subsidiaries have purchased liability, worker's compensation, fidelity bond and various property and other insurance coverages from the Wright Insurance Agency, Inc., of which Mr. Wright is the majority owner. Premiums paid by the Company and its subsidiaries for this insurance coverage were approximately $2.0 million for the year ended December 31, 1997. The Company and its subsidiaries expect to purchase additional insurance coverage in the future from the Wright Insurance Agency, Inc. The Company believes that the premiums paid to the Wright Insurance Agency, Inc. for the above-described coverage are comparable to those premiums that would be charged by an unaffiliated third party for insurance of similar coverage.

     At December 31, 1997, the Company guaranteed loans to the ESOP made by a financial institution with an aggregate principal balance outstanding of $10.5 million. The loans are to be repaid with interest at rates which range from 7.1% to 8.4% per annum. The proceeds of the loans were used by the ESOP for purchases of the Company's Common Stock. During 1997, the ESOP borrowed $3.4 million from the Company to purchase shares of the Company's Common Stock. At December 31, 1997, the balance of Company loans to the ESOP was $3.2 million.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and certain officers and persons who own more than ten percent of the Company's Common Stock to file with the SEC reports of ownership and changes in ownership of the Company's securities. Directors, certain officers and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with all Section 16(a) forms they file.

     Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5 reports were required to be filed, the Company believes that during 1997 all of its directors and pertinent officers complied with the applicable filing requirements under Section 16(a).

                                AUDITOR SERVICES

     The Company's consolidated financial statements for the year ended December 31, 1997, were audited by the firm of Deloitte & Touche LLP. Such firm has been selected as the Company's auditors until replaced by the Board of Directors and is not being submitted for approval or ratification by the shareholders. A representative of such firm will be present at the 1998 Annual Meeting of Shareholders to respond to any appropriate questions and will have the opportunity to make a statement, if he or she so desires.

                             SHAREHOLDER PROPOSALS

     Any shareholder's proposal to be considered by the Company for inclusion in the proxy material for the 1999 Annual Meeting of Shareholders must be submitted in accordance with applicable regulations of the SEC and received by the Company at its principal executive offices no later than December 14, 1998.

     In order for a shareholder to bring any business or director nominations before the 1998 Annual Meeting, certain conditions set forth in Section 2.8 and Subsection 4.9.2 of the by-laws of the Company, as amended, must be complied with, including, but not limited to, the delivery of a notice to the Secretary of the Company not less than 60 days in advance of the Annual Meeting, or if fewer than 70 days notice or prior disclosure of the date of the Annual Meeting is given or made to the shareholders, not later than the tenth day following the day on which the notice of the date of the Annual Meeting was mailed or such prior disclosure was made. The requirements as to the form and content of such advance notice are set forth in Section 2.8 and Subsection 4.9.2 of the Company's amended by-laws, a copy of which is available upon request from the Company's Secretary, at (504) 987-0000.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which may be properly, or are likely to be, brought before the 1998 Annual Meeting. However, if any proper matters are brought before the meeting, the persons named in the enclosed Proxy will vote thereon as the Board of Directors recommends.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            SHERRY E. ANDERSON,
                                            Secretary

Baton Rouge, Louisiana
April 10, 1998

                     UNITED COMPANIES FINANCIAL CORPORATION
   THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints the trustee of United Companies Financial Corporation Employee's Savings Plan (the "401(k) Plan"), with full power of substitution, the attorney and proxy of the undersigned to attend the Annual Meeting of Shareholders of UNITED COMPANIES FINANCIAL CORPORATION to be held at Twelve United Plaza, Auditorium, First Floor, 8549 United Plaza Boulevard, Baton Rouge, Louisiana, at 9:00 a.m. on May 12, 1998, or any postponement or adjournment thereof, and to vote the stock allocated to the account of the undersigned in the 401(k) Plan with all powers the undersigned would possess if present upon the following matters and upon any other business that may properly come before the meeting or any postponement or adjournment thereof.

         This proxy when properly executed will be voted as specified herein. If no specification is made, it is the intention of the proxies to vote FOR proposals 1 and 2.

         INSTRUCTIONS: This proxy, signed and dated, must be returned for your shares to be represented at the Annual Meeting. To vote, please mark the appropriate box for each proposal in blue or black ink, date and sign this proxy exactly as your name appear(s) hereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title. The shares represented by this proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted FOR proposals 1 and 2. PLEASE return promptly in the enclosed postage paid envelope.

                                SEE REVERSE SIDE

                                                           Please mark
                                                           your votes as  [X]
                                                           indicated in
                                                           this example




   THE BOARD OF DIRECTORS RECOMMENDS          FOR                 WITHHOLD
A VOTE FOR PROPOSALS 1 AND 2.         all nominees listed        AUTHORITY
1. Election of three directors to      below, except as       to vote for all
   serve until the 2001 Annual        otherwise indicated  nominees listed below
   Meeting of Shareholders                    [ ]                   [ ]

   The nominees are:
   James J. Bailey, III, J. Terrell
   Brown and Richard A. Campbell

INSTRUCTIONS: If you wish to withhold
authority selectively to vote for any
individual nominee, strike a line
through the nominee's name above.


                                 FOR     AGAINST     ABSTAIN
2. In Their Discretion, the      [ ]       [ ]         [ ]
   Proxies are Authorized to
   Vote Upon Such Other
   Business as May
   Properly Come Before                      To vote for all items AS
   the Meeting.                              RECOMMENDED BY THE BOARD OF
                                       [ ]   DIRECTORS, mark this box, sign,
                                             date and return this proxy. (NO
                                             ADDITIONAL VOTE IS NECESSARY JUST
                                             SIGN, DATE AND RETURN.)


                                       Signature(s)_____________ Dated____, 1998

                                       Signature(s)_____________ Dated____, 1998

                                       -----------------------------------------
                                                         Title


NOTE: Please sign this proxy as name(s) appear hereon and return it promptly in the envelope provided, whether or not you plan to attend the meeting.

                     UNITED COMPANIES FINANCIAL CORPORATION
   THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints the trustee of United Companies Financial Corporation Employee Stock Ownership Plan and Trust (the "ESOP"), with full power of substitution, the attorney and proxy of the undersigned to attend the Annual Meeting of Shareholders of UNITED COMPANIES FINANCIAL CORPORATION to be held at Twelve United Plaza, Auditorium, First Floor, 8549 United Plaza Boulevard, Baton Rouge, Louisiana, at 9:00 a.m. on May 12, 1998, or any postponement or adjournment thereof, and to vote the stock allocated to the account of the undersigned in the ESOP with all powers the undersigned would possess if present upon the following matters and upon any other business that may properly come before the meeting or any postponement or adjournment thereof.

         This proxy when properly executed will be voted as specified herein. If no specification is made, it is the intention of the proxies to vote FOR proposals 1 and 2.

         INSTRUCTIONS: This proxy, signed and dated, must be returned for your shares to be represented at the Annual Meeting. To vote, please mark the appropriate box for each proposal in blue or black ink, date and sign this proxy exactly as your name appear(s) hereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title. The shares represented by this proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted FOR proposals 1 and 2. PLEASE return promptly in the enclosed postage paid envelope.

                                SEE REVERSE SIDE

                                                           Please mark
                                                           your votes as  [X]
                                                           indicated in
                                                           this example




   THE BOARD OF DIRECTORS RECOMMENDS          FOR                 WITHHOLD
A VOTE FOR PROPOSALS 1 AND 2.         all nominees listed        AUTHORITY
1. Election of three directors to      below, except as       to vote for all
   serve until the 2001 Annual        otherwise indicated  nominees listed below
   Meeting of Shareholders                    [ ]                   [ ]

   The nominees are:
   James J. Bailey, III, J. Terrell
   Brown and Richard A. Campbell

INSTRUCTIONS: If you wish to withhold
authority selectively to vote for any
individual nominee, strike a line
through the nominee's name above.


                                 FOR     AGAINST     ABSTAIN
2. In Their Discretion, the      [ ]       [ ]         [ ]
   Proxies are Authorized to
   Vote Upon Such Other
   Business as May
   Properly Come Before                      To vote for all items AS
   the Meeting.                              RECOMMENDED BY THE BOARD OF
                                       [ ]   DIRECTORS, mark this box, sign,
                                             date and return this proxy. (NO
                                             ADDITIONAL VOTE IS NECESSARY JUST
                                             SIGN, DATE AND RETURN.)


                                       Signature(s)_____________ Dated____, 1998

                                       Signature(s)_____________ Dated____, 1998

                                       -----------------------------------------
                                                         Title


NOTE: Please sign this proxy as name(s) appear hereon and return it promptly in the envelope provided, whether or not you plan to attend the meeting.

                     UNITED COMPANIES FINANCIAL CORPORATION
   THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints J. TERRELL BROWN and DALE E. REDMAN, and each of them with full power of substitution, the attorney and proxy of the undersigned to attend the Annual Meeting of Shareholders of UNITED COMPANIES FINANCIAL CORPORATION to be held at Twelve United Plaza, Auditorium, First Floor, 8549 United Plaza Boulevard, Baton Rouge, Louisiana, at 9:00 a.m. on May 12, 1998, or any postponement or adjournment thereof, and to vote the stock of the undersigned with all powers the undersigned would possess if present upon the following matters and upon any other business that may properly come before the meeting or any postponement or adjournment thereof.

         This proxy when properly executed will be voted as specified herein. If no specification is made, it is the intention of the proxies to vote FOR proposals 1 and 2.

         INSTRUCTIONS: This proxy, signed and dated, must be returned for your shares to be represented at the Annual Meeting. To vote, please mark the appropriate box for each proposal in blue or black ink, date and sign this proxy exactly as your name appear(s) hereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title. The shares represented by this proxy will be voted as specified by the shareholder(s). If no choice is specified, the proxy will be voted FOR proposals 1 and 2. PLEASE return promptly in the enclosed postage paid envelope.

                                SEE REVERSE SIDE

                                                           Please mark
                                                           your votes as  [X]
                                                           indicated in
                                                           this example




   THE BOARD OF DIRECTORS RECOMMENDS          FOR                 WITHHOLD
A VOTE FOR PROPOSALS 1 AND 2.         all nominees listed        AUTHORITY
1. Election of three directors to      below, except as       to vote for all
   serve until the 2001 Annual        otherwise indicated  nominees listed below
   Meeting of Shareholders                    [ ]                   [ ]

   The nominees are:
   James J. Bailey, III, J. Terrell
   Brown and Richard A. Campbell

INSTRUCTIONS: If you wish to withhold
authority selectively to vote for any
individual nominee, strike a line
through the nominee's name above.


                                 FOR     AGAINST     ABSTAIN
2. In Their Discretion, the      [ ]       [ ]         [ ]
   Proxies are Authorized to
   Vote Upon Such Other
   Business as May
   Properly Come Before                      To vote for all items AS
   the Meeting.                              RECOMMENDED BY THE BOARD OF
                                       [ ]   DIRECTORS, mark this box, sign,
                                             date and return this proxy. (NO
                                             ADDITIONAL VOTE IS NECESSARY JUST
                                             SIGN, DATE AND RETURN.)


                                       Signature(s)_____________ Dated____, 1998

                                       Signature(s)_____________ Dated____, 1998

                                       -----------------------------------------
                                                         Title


NOTE: Please sign this proxy as name(s) appear hereon and return it promptly in the envelope provided, whether or not you plan to attend the meeting.